UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 14, 2006

PRA INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE	000-51029	54-2040171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 464-6300
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Patrick K. Donnelly.
On December 14, 2006, Patrick K. Donnelly resigned as President, Chief Executive Officer and a director of PRA International, its subsidiaries and affiliates. In connection with Mr. Donnelly’s resignation, we entered into a separation agreement with him, providing for (i) his resignation as President and Chief Executive Officer of PRA, as a member of the Board of Directors of PRA, and as officer or director of any parent, subsidiary or affiliate of PRA, effective December 14, 2006 and (ii) his termination as an employee of PRA, effective December 31, 2006. A copy of Mr. Donnelly’s separation agreement is filed as Exhibit 10.1 to this report. The following summary of Mr. Donnelly’s separation agreement does not purport to be complete and is qualified in its entirety by reference to the text of the separation agreement, which is incorporated herein by reference.
Subject to continued compliance with certain restrictive covenants and in consideration of a general release of any claims against PRA, Mr. Donnelly’s separation agreement entitles him to receive (i) an aggregate of $1,000,000 payable in equal installments during the twenty-nine months following December 31, 2006 and (ii) eighteen months of healthcare coverage, at PRA’s expense, for him, his spouse and his dependents. These payments will be delayed for a period of six months as a result of Section 409A of the Internal Revenue Code of 1986, as amended. Mr. Donnelly’s stock options that have vested as of December 31, 2006 will continue to be governed by the applicable option agreements and by the PRA International 2004 Incentive Award Plan. Mr. Donnelly will forfeit any outstanding stock options that have not vested as of December 31, 2006.
Mr. Donnelly’s separation agreement also requires him to provide reasonable consulting services to PRA, its subsidiaries and affiliates beginning on December 31, 2006 and ending on June 30, 2008. During the first six months after December 31, 2006, Mr. Donnelly is entitled to receive $2,000 for every day (or any portion) he renders consulting services to PRA. Beginning on the seventh month after December 31, 2006 and ending on June 30, 2008, Mr. Donnelly is entitled to receive the difference between (i) $200,000 and (ii) the aggregate amount paid to Mr. Donnelly for consulting services rendered to PRA.
Mr. Donnelly’s separation agreement supersedes his employment agreement with PRA, dated as of February 3, 2006, except as his separation agreement specifically provides otherwise. For example, the separation agreement provides that the non-competition, non-solicitation, confidentiality and non-disparagement covenants in Mr. Donnelly’s employment agreement continue in effect.
(c) Appointment of Terrance J. Bieker as Director and Interim Chief Executive Officer; Appointment of Melvin D. Booth as Chairman.
On December 14, 2006, the Board of Directors of PRA appointed Terrance J. Bieker, age 61, as interim Chief Executive Officer and a Class I director to serve until the 2008 annual meeting of stockholders or until his successor is duly elected and qualified. In connection with the appointment of Mr. Bieker, Melvin D. Booth will replace Jean-Pierre L. Conte as Chairman of the Board. Mr. Conte will remain a director.
On December 14, 2006, PRA entered into an employment agreement with Terrance J. Bieker pursuant to his appointment as interim Chief Executive Officer of PRA. A copy of Mr. Bieker’s employment agreement is filed as Exhibit 10.2 to this report. The following summary of Mr. Bieker’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the text of his employment agreement, which is incorporated herein by reference.
The term of Mr. Bieker’s employment agreement begins on the effective date and ends on the earlier of (i) the first anniversary of the effective date or (ii) the termination of the employment agreement by either PRA or Mr. Bieker, including upon the appointment of a successor to Mr. Bieker.
Under his employment agreement, Mr. Bieker is entitled to receive (i) an annual base salary equal to $425,000 and (ii) an annual bonus, at the discretion of the Compensation Committee of the Board, with an annual bonus target equal to $250,000 (or a prorated amount for service of less than one year). Mr. Bieker is also entitled to participate in certain benefit programs as currently offered by PRA to its employees generally, and in certain additional benefit programs as currently offered by PRA to its executive officers. Mr. Bieker’s employment agreement also provides that the Compensation Committee of the Board of Directors will regularly review the compensation and benefits accorded to Mr. Bieker and will determine the amount and nature of his compensation and benefits, provided that the Compensation Committee will not materially reduce any benefits Mr. Bieker might receive under PRA’s benefit programs for its executive officers.
In the event that Mr. Bieker’s employment with PRA is terminated for any reason, his employment agreement provides that he will receive (i) his accrued but unpaid base salary through the date of his termination, (ii) the pro rata portion of his accrued but unpaid bonus as of the date of his termination and (iii) healthcare coverage for eighteen months after the date of his termination, at the shared expense of PRA and Mr. Bieker. If PRA initiates an immediate termination of Mr. Bieker’s employment, then Mr. Bieker is entitled to receive thirty days of base salary in addition to the other payments described in this paragraph.
Mr. Bieker is also subject to customary non-competition, non-solicitation, confidentiality, non-disparagement and proprietary information covenants.
Before joining PRA, Mr. Bieker served from November 2003 to November 2005 as a director, President and Chief Executive Officer of BioSource International, Inc. From April 2003 to October 2003, Mr. Bieker served as Chief Executive Officer of Axia Medical, Inc. a medical device company engaged in the sales of orthopedic surgical devices. From 2000 through 2002, Mr. Bieker served as President and Chief Executive Officer of MedSafe, Inc. a medical regulatory consulting company. Mr. Bieker was President and Chief Executive Officer of Transfusion Technologies Corporation, a medical device company from 1999 to 2000. From 1997 to 1999, Mr. Bieker served as Executive Vice President and Chief Operating Officer of Safeskin Corporation, a manufacturer of disposable gloveware. From 1989 to 1997, Mr. Bieker served as Chairman, Chief Executive Officer and President of Sanofi Diagnostics Pasteur, Inc., a clinical diagnostic division of Sanofi, SA, a French pharmaceutical and healthcare company. Prior to these appointments, Mr. Bieker served as general manager of Genetic Systems Corporation. His early career was with various divisions of American Hospital Supply Corporation. Mr. Bieker holds a B.S. degree in Economics from the University of Minnesota.
It is not expected that Mr. Bieker will serve on any committees of the Board of Directors. There is no arrangement or understanding pursuant to which Mr. Bieker was selected as interim Chief Executive Officer or a director, and there are no related party transactions between PRA and Mr. Bieker reportable under Item 404(a) of Regulation S-K.
A copy of PRA’s press release announcing Mr. Donnelly’s resignation, the appointments of Messrs. Booth and Bieker and certain other matters is furnished as Exhibit 99.1 to this current report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Separation Agreement, dated December 14, 2006, between Pharmaceutical Research Associates, Inc. and Patrick K. Donnelly.

10.2	Employment Agreement, dated December 14, 2006, between Pharmaceutical Research Associates, Inc. and Terrance J. Bieker.

99.1	Press Release dated December 14, 2006 (furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA INTERNATIONAL
Date: December 19, 2006	By:	/s/ Spiro Fotopoulos
Spiro Fotopoulos
Vice President, Legal Affairs